Exhibit 5.1

April 23, 2010

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

Re:
An aggregate of 3,057,278 Shares of Common Stock of Hewlett-Packard Company offered pursuant to the Amended and Restated 3Com Corporation 2003 Stock Plan, the Amended and Restated 3Com Corporation 1994 Stock Option Plan, the Amended and Restated 3Com Corporation 1983 Stock Option Plan, the 3Com Corporation Director Stock Option Plan, the 3Com Corporation Stand Alone Stock Option Agreement with Saar Gillai, the 3Com Corporation Stand Alone Restricted Stock Agreement with Saar Gillai, the 3Com Corporation Stand Alone Stock Option Agreement with Ronald A. Sege, the 3Com Corporation Stand Alone Restricted Stock Agreement with Ronald A. Sege, the 3Com Corporation Stand Alone Stock Option Agreement with Jay Zager and the 3Com Corporation Stand Alone Restricted Stock Agreement with Jay Zager

Dear Sir or Madam:

I have examined the proceedings taken and the instruments executed in connection with the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of an aggregate of 3,057,278 shares (the “Shares”) of the Common Stock of Hewlett-Packard Company pursuant to the terms of the Amended and Restated 3Com Corporation 2003 Stock Plan, the Amended and Restated 3Com Corporation 1994 Stock Option Plan, the Amended and Restated 3Com Corporation 1983 Stock Option Plan, the 3Com Corporation Director Stock Option Plan, the 3Com Corporation Stand Alone Stock Option Agreement with Saar Gillai, the 3Com Corporation Stand Alone Restricted Stock Agreement with Saar Gillai, the 3Com Corporation Stand Alone Stock Option Agreement with Ronald A. Sege, the 3Com Corporation Stand Alone Restricted Stock Agreement with Ronald A. Sege, the 3Com Corporation Stand Alone Stock Option Agreement with Jay Zager and the 3Com Corporation Stand Alone Restricted Stock Agreement with Jay Zager (the “Plans”).  The Shares are the subject of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

Upon the basis of such examination, I am of the opinion that the Shares, when issued and sold pursuant to the terms and conditions set forth in the Plans and against payment therefor, and when the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.

You are further advised that I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ PAUL T. PORRINI
Paul T. Porrini Vice President, Deputy General Counsel
and Assistant Secretary